AMTECH SYSTEMS, INC.
Key Terms for Robert Hass Employment
(Restoration to June 30, 2012 Level)

Effective Date	April 1, 2016
Salary	$170,000, based on a 5-day week. Flexible work week of 3-5 days/week, with salary paid on a prorate basis.
Car Allowance	$7,000 per year
Vacation Accrual	daily accrual based on actual days worked each period and 3 weeks/year
401(k) Match	same as other employees, except paid as additional compensation.
Change in control agreement	Comparable to one prior to July 2013 - 1 year salary - prorated incentive compensation - full vesting of options & restricted stock
Paid holidays, sick days, bereavement days, family leave	Based on company policies
Group Medical and Group Insurance	Same as other employees
Group Dental, Life and Disability Insurance	Same as other employees
Group Disability Insurance	Same as other employees
Cafeteria 125 Plan and Health Savings Account	Same as other employees
Eligible for bonuses, stock options, and restricted stock in amounts	To be determined by the company
Expense reimbursement	Same as company’s policy
Severance	Determined by company, but no less than the company’s past practice for middle managers
Employment at will of employer.

AGREED TO:
Date: March 10, 2016    By: /s/ Robert T. Hass
Name: Robert T. Hass

Date: March 10, 2016    By: /s/ Fokko Pentinga
Name: Fokko Pentinga
Title: Chief Executive Officer